Exhibit 10.2

Execution Version

A M E N D M E N T NO. 3

TO

LOAN PURCHASE AGREEMENT

The LOAN PURCHASE AGREEMENT, dated as of May 10, 2002 (the “Agreement”), among NEW CENTURY FUNDING I, a Delaware statutory trust, NEW CENTURY MORTGAGE CORPORATION, a California corporation (the “Seller”), NC CAPITAL CORPORATION, a California corporation (“NCCC”) and NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation (“New Century Financial” and together with the Seller and NCCC, the “New Century Parties”), as previously amended by Amendment No. 1 thereto dated as of November 21, 2002 and by Amendment No. 2 dated as of June 23, 2003, is hereby being further amended by this Amendment No. 3 dated as of June 18, 2004 (the “Amendment”) as follows:

1. Amended Terms. The Agreement is hereby amended as follows:

(a) Section 3.01(a) (xii) of the Agreement is hereby amended to read as follows:

“Tangible Net Worth. As of December 31, 2003, the aggregate Tangible Net Worth of New Century Financial is not less than (a) $400,000,000 plus (b) ninety percent (90%) of capital contributions made during such fiscal year plus (c) fifty percent (50%) of positive year-to-date net income minus (d) the amount of repurchases of New Century Financial stock after December 31, 2003 in an amount not to exceed the lesser of: (i) the dollar equivalent of 1,800,000 shares (or share equivalents in the case of any stock splits/reverse splits), or (ii) $40,000,000. As used in this Agreement, “Tangible Net Worth” shall mean, with respect to any Person, as of any date of determination, the consolidated Net Worth of such Person and its subsidiaries, less the consolidated net book value of all assets of such Person and its subsidiaries (to the extent reflected as an asset on the balance sheet of such Person or any subsidiary of such Person at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, net leasehold improvements, goodwill, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that, residual securities owned by such Person shall not be treated as intangibles for purposes of this definition.”

(b) Section 4.01(h) of the Agreement is hereby amended as follows:

“Limitation on Guarantees. The New Century Parties shall not create, incur, assume or suffer to exist any Guarantees by any of them of the obligations of others, in excess of $100,000 in the aggregate, except as otherwise listed on Schedule 4 hereto. As used in this Section 4.01(h), a “Guarantee” shall not include a guarantee by one or more of the New Century Parties of an obligation (including a capitalized lease obligation) of one or more other New Century Parties or any or any of their respective wholly-owned subsidiaries.”

(c) Section 4.01(i) of the Agreement is hereby amended as follows:

“Maintenance of Tangible Net Worth. As of the end of each calendar quarter following December 31, 2003, the aggregate Tangible Net Worth of New Century Financial shall be at least (w) $400,000,000 plus (x) ninety percent (90%) of capital contributions made during such fiscal year plus (y) fifty percent (50%) of positive year-to-date net income minus (z) the amount of repurchases of New Century Financial stock after December 31, 2003 in an amount not to exceed the lesser of: (i) the dollar equivalent of 1,800,000 shares (or share equivalents in the case of any stock splits/reverse splits), or (ii) $40,000,000.”

(d) Section 4.01(j) of the Agreement is hereby amended as follows:

“Maintenance of Ratio of Total Indebtedness to Book Equity: Liquidity. New Century Financial (i) shall not permit the consolidated ratio of aggregate Total Indebtedness to Tangible Net Worth to be greater than 15:1 as measured as of the last day of each fiscal quarter and (ii) shall provide to the Agent on the last day of each fiscal quarter a tabulation of all borrowings pursuant to the Other Financing Documents. At no time following the Effective Date shall New Century Financial have, on a consolidated basis, Liquidity of less than $60,000,000.”

(e) The following new paragraph (aa) is added to Section 4.01 of the Agreement:

“4.01(aa) Officer’s Certificate. New Century Financial shall deliver to the Agent, as soon as available and in any event by the thirtieth Business Day following the end of each fiscal quarter and upon request, a certificate of the chief financial officer and secondary marketing director of New Century Financial substantially in the form of Annex A.”

(f) Exhibit A attached hereto is hereby attached to the Agreement as Annex A.

(g) NC Residual II Corporation is hereby added as a party to the Agreement as an additional seller (together with New Century Mortgage Corporation, jointly and severally, the “Sellers”) and as a “New Century Party”. The defined term “New Century Parties” is hereby defined to refer, collectively, to New Century Financial Corporation, New Century Mortgage Corporation, NC Capital Corporation and NC Residual II Corporation. All references in the Agreement to “the Seller” in the singular shall be to the Sellers in the plural or to “the related Seller,” as appropriate.

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2. Representations and Warranties. Each of the New Century Parties hereby represents and warrants to the Agent that, after giving effect to the amendments provided for herein, the representations and warranties contained in the Agreement and the other Note Documents will be true and correct in all material respects as if made on and as of the date hereof and that no Default or Event of Default will have occurred and be continuing.

3. No Other Amendments, Effective Date.

(a) Except and to the extent expressly amended herein, the Agreement shall remain in full force and effect, without any waiver, or additional amendment or modification of any other provision thereof.

(b) The amendments effected hereby shall be deemed to apply prospectively from and after the date hereof.

4. Expenses. The New Century Parties agree to pay and reimburse the Agent for all of the reasonable out-of pocket costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of Dewey Ballantine LLP, counsel to the Agent.

5. Governing Law. This Amendment, in all respects, shall be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance, without regard to principles of conflicts of law.

6. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute but one and the same instrument.

7. Merger and Integration. Upon execution of this Amendment by the parties to the Agreement, this Amendment shall be incorporated into and merged together with the Agreement. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect and the Agreement as hereby amended is further ratified and reconfirmed in all respects.

8. Capitalized Terms. Capitalized terms used herein and not defined herein have their respective meanings as set forth in the Agreement and if not therein then by reference therein to terms in the Note Purchase Agreement.

9. Voting Rights. For the convenience of cross-referencing, reference is hereby made to that certain direction letter of even date herewith (the “Direction Letter”) wherein New Century Mortgage Corporation, as the Administrator of New Century Funding I under the Administration Agreement and the Depositor under the Trust Agreement, (a) directs Wilmington Trust Company to take all such action with respect to the Trust as is consistent with the terms and conditions of each of the Agreement and the Trust Agreement and (b) thereby represents and warrants that (i) it is the holder of the majority of Voting Rights (as defined in the Trust Agreement) and (ii) the actions to be taken by Wilmington Trust Company pursuant to the Direction Letter and hereunder are authorized by, and do not conflict with, the Transaction Documents.

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10. Liability. It is expressly understood and agreed by the parties that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding the Trust with respect thereto, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressly or impliedly contained herein, and the right to claim any and all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust hereunder or under any other related documents. Nothing expressed or implied in the preceding sentence, however, shall alter the terms and conditions of Section 5.1 of the Trust Agreement.

[Remainder of page intentionally left blank.]

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Exhibit 10.2

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Agreement to be duly executed and delivered as of the date specified above.

NEW CENTURY FUNDING I

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement

By:	/s/ MARY KAY PUPILLO
Name: Mary Kay Pupillo
Title: Assistant Vice President

NEW CENTURY MORTGAGE CORPORATION

By:	/s/ KEVIN CLOYD
Name: Kevin Cloyd
Title: Executive Vice President

NEW CENTURY FINANCIAL CORPORATION

By:	/s/ KEVIN CLOYD
Name: Kevin Cloyd
Title: Executive Vice President

NC CAPITAL CORPORATION

By:	/s/ KEVIN CLOYD
Name: Kevin Cloyd
Title: President

NC RESIDUAL II CORPORATION

By:	/s/ KEVIN CLOYD
Name: Kevin Cloyd
Title: Executive Vice President

EXHIBIT A

Annex 1

OFFICER’S CERTIFICATE

Each of                      and                     , hereby certify that they are the duly elected                      and                      , respectively, of New Century Financial Corporation, a Delaware corporation (the “NCFC”), and further certify on behalf of NCFC as follows:

This officer’s certificate is made in connection with the Loan Sale Agreement, dated as of May 10, 2002 (the “Agreement”) by and among NCFC, NC Capital Corporation, (“NCCC”), NC Residual II Corporation (“NCRII”), New Century Mortgage Corporation (“New Century” and together with the NCFC, NCCC and NCRII, the “New Century Parties”) and New Century Funding I (the “Trust”), as amended by Amendment No. 1 thereto, dated as of November 21, 2002, by Amendment No. 2 thereto, dated as of June 23, 2003, and by Amendment No. 3 thereto, dated as of June 18, 2004.

The [Chief Financial Officer] further certifies on behalf of NCFC as follows:

1. As of December 31, 20[    ], the aggregate Tangible Net Worth of the NCFC is not less than (a) $400,000,000 plus (b) ninety percent (90%) of capital contributions made during such fiscal year plus (c) fifty percent (50%) of positive year-to-date net income minus (d) the amount of repurchases of NCFC’s stock after December 31, 20[    ] in an amount not to exceed the lesser of: (i) the dollar equivalent of 1,800,000 shares (or share equivalents in the case of any stock splits/reverse splits), or (ii) $40,000,000.

2. NCFC’s consolidated ratio of Total Indebtedness to Tangible Net Worth is [                ], which is not greater than 15:1.

3. NCFC’s Net Income for the last Test Period, before income taxes for such Test Period and distributions made during such Test Period is $[                    ], which is not less than $1.00.

4. Neither NCFC nor its partners, principal shareholders and owners, guaranty, endorse or are otherwise in any way responsible for any obligations of NCFC or any other Person.

5. There has been no change in the articles of incorporation and by-laws of NCFC since the date such documents were provided to the Trust and such documents are in full force and effect on the date hereof.

6. No event has occurred since the date of the last good standing certificate of NCFC provided to the Purchaser which has affected the good standing of NCFC under the laws of the State of Delaware.

7. All of the representations and warranties of NCFC contained in the Transaction Documents to which it is a party are true and correct in all material respects as of the date hereof and NCFC has complied with the Transaction Documents to which it is a party and satisfied all of the conditions on its part to be performed or satisfied at or prior to the date hereof.

8. NCFC has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied pursuant to the Transaction Documents to which it is a party on or prior to the date hereof.

9. There are no actions, suits or proceedings pending or, to my knowledge, threatened, against or affecting NCFC which, if adversely determined either individually or in the aggregate, would adversely affect NCFC’s obligations under the Transaction Documents to which it is a party.

10. No proceedings that could result in the liquidation or dissolution of NCFC are pending or contemplated.

11. To the best of my knowledge after due inquiry and investigation, no Event of Default has occurred prior to the date hereof or is occurring on the date hereof.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the NCFC.

Dated: ,
[Seal]

By:
Name:
	Title:	Chief Financial Officer

By:
Name:
	Title:	Secondary Marketing Director

I,                     , [Assistant] Secretary of                     , hereby certify that                      and                      are the duly elected, qualified and acting Chief Financial Officer and Secondary Marketing Director, respectively, of New Century Financial Corporation and that the signature appearing above is the genuine signature of such person.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: ,
[Seal]

By:
Name: